EXHIBIT 24.5
                                                             ------------

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS:

        That the undersigned, a shareholder of AMERICAN TECHNOLOGIES GROUP, INC., a Nevada corporation, hereby constitutes and appoints DEAN A. MONCO my true and lawful attorney and agent with full power to him, to sign for me in my name, in the capacities indicated below,
   Schedule 13D (and amendments thereto), pursuant to Rule 13d-101 under the Securities Exchange Act of 1934, and to file such Schedule 13D (and amendments thereto), with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorney and agent, full power of substitution and revocation in the premises, and generally to do all such things in my name and behalf to enable me to comply with the provisions of the Securities Exchange Act of 1934, as amended and all regulations of the Securities and Exchange Commission thereunder, hereby ratifying and confirming my signature as it may be signed by my attorney to such Schedule, and all that my attorney and agent may do or cause to be done by virtue of these presents.

        IN WITNESS WHEREOF, the undersigned has hereunto executed this Power of Attorney this 14th day of May, 2001.

                                 By:  /s/ Rolf Hug
                                      --------------------------------
                                      Shareholder of AMERICAN
                                      TECHNOLOGIES GROUP, INC.


                                      Rolf Hug
                                      --------------------------------
                                      Printed Name
















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